UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On June 6, 2017, Post Holdings, Inc. (the “Company”) issued a press release announcing the completion of its cash tender offers and consent solicitations (the “Tender Offers”) for (i) any and all of its 7.75% senior notes due 2024 (the “2024 Notes”), having an outstanding aggregate principal amount of $800.0 million and (ii) any and all of its 8.00% senior notes due 2025 (the “2025 Notes”), having an outstanding aggregate principal amount of $400.0 million. The Tender Offers expired at midnight, New York City time, at the end of June 5, 2017 (the “Expiration Time”).
As previously announced, holders of 2024 Notes and 2025 Notes had previously tendered $650,979,000 aggregate principal amount of 2024 Notes (or approximately 81.4% of the $800.0 million aggregate principal amount of outstanding 2024 Notes) and $262,422,000 aggregate principal amount of 2025 Notes (or approximately 65.6% of the $400.0 million aggregate principal amount of outstanding 2025 Notes), all of which were tendered on or prior to 5:00 p.m., New York City time, on May 19, 2017, with respect to the 2024 Notes, and 5:00 p.m., New York City time, on May 23, 2017, with respect to the 2025 Notes, and accepted for purchase by the Company on May 24, 2017.
At the Expiration Time of the Tender Offers, the Company accepted for purchase an additional $179,000 in aggregate principal amount of 2024 Notes, an increase from the $650,979,000 in aggregate principal amount of 2024 Notes accepted for purchase by the Company on May 24, 2017, resulting in a total of $651,158,000 aggregate principal amount of 2024 Notes (or approximately 81.4% of the originally outstanding 2024 Notes) accepted for purchase. At the Expiration Time of the Tender Offers, the Company also accepted for purchase an additional $100,000 in aggregate principal amount of 2025 Notes, an increase from the $262,422,000 aggregate principal amount of 2025 Notes accepted for purchase by the Company on May 24, 2017, resulting in a total of $262,522,000 aggregate principal amount of 2025 Notes (or approximately 65.6% of the originally outstanding 2025 Notes) accepted for purchase.
A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 6, 2017

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